                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

     [X]  Preliminary Information Statement

     [ ]  Definitive Information Statement

     [ ]  Definitive Additional Materials

     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

                         METROPOLITAN SERIES FUND, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14c-6(i)(4) and
          0-11.

               (1) Title of each class of securities to which transaction applies:
               (2)  Aggregate number of securities to which transaction applies:
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               (4)  Proposed maximum aggregate value of transaction:
               (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:
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                         METROPOLITAN SERIES FUND, INC.
                               501 BOYLSTON STREET
                           BOSTON, MASSACHUSETTS 02116

March 7, 2008

Letter from the President

Re: Harris Oakmark Large Cap Value Portfolio Investment Management Change

     In our continuing effort to fulfill your investment objectives, the attached Information Statement details a recent change in the subadviser of the Harris Oakmark Large Cap Value Portfolio (the "Portfolio"). Effective January 7, 2008, the subadviser of the Portfolio was changed to Massachusetts Financial Services Company ("MFS"). In addition, the name of the Portfolio has changed to the MFS Value Portfolio.

PLEASE NOTE THAT NO ACTION IS REQUIRED ON YOUR PART.

     We appreciate your continued confidence in our investment offerings.

Sincerely,


/s/ Elizabeth M. Forget
-------------------------------------
Elizabeth M. Forget
President

                         METROPOLITAN SERIES FUND, INC.
                               MFS VALUE PORTFOLIO
                               501 BOYLSTON STREET
                                BOSTON, MA 02116

                              INFORMATION STATEMENT

          This Information Statement is being furnished by the Board of Directors (the "Board of Directors" or the "Directors") of Metropolitan Series Fund, Inc. (the "Fund") to the shareholders of the MFS Value Portfolio (the "Portfolio"), which was formerly known as the Harris Oakmark Large Cap Value Portfolio. This Information Statement is being mailed beginning on or about March 7, 2008 to the Portfolio's shareholders (each, a "Shareholder," and, collectively, the "Shareholders") of record as of the close of business on January 31, 2008 (the "Record Date").

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.   INTRODUCTION

          The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 36 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC (the "Manager") acts as investment adviser to the Portfolio. Prior to January 7, 2008, Harris Associates L.P. ("Harris") acted as subadviser to the Portfolio pursuant to a subadvisory agreement dated May 1, 2001, as amended, between the Manager and Harris (the "Previous Subadvisory Agreement").

          At a meeting held on November 14-15, 2007, the Directors approved a new subadvisory agreement (the "Subadvisory Agreement") between the Manager and Massachusetts Financial Services Company ("MFS") with respect to the Portfolio, which took effect as of January 7, 2008. In connection with the appointment of MFS under the Subadvisory Agreement, the Directors terminated the Previous Subadvisory Agreement, and as of January 7, 2008, Harris no longer served as subadviser to the Portfolio. Effective January 7, 2008, the name of the Portfolio changed from the Harris Oakmark Large Cap Value Portfolio to the MFS Value Portfolio. The Directors also approved at such meeting a merger of the Portfolio with the MFS Value Portfolio of the Met Investors Series Trust, a separate investment company affiliated with the Fund (the "MIST MFS Portfolio"), to be effective on April 28, 2008, subject to approval by the shareholders of the MIST MFS Portfolio (the "Merger").

          The Investment Company Act of 1940, as amended (the "1940 Act") generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the Securities and Exchange Commission (the "SEC") an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio's shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within ninety days after entering into a new subadvisory agreement without shareholder approval, the Fund must provide an information statement to the shareholders of the affected portfolio, setting forth substantially the information that a proxy statement would contain for a shareholder meeting on whether to vote to approve the agreement. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the Subadvisory Agreement.

          The information set forth in this Information Statement concerning MFS and its respective affiliates has been provided to the Fund by MFS.

II.  DESCRIPTION OF AGREEMENTS

MANAGEMENT AGREEMENT

          The Manager currently serves as investment adviser and provides administrative services to the Portfolio pursuant to an advisory agreement between the Manager and the Fund, dated May 1, 2001 (the "Management Agreement"). The Directors approved the renewal of the Management Agreement at a meeting held on November 14-15, 2007. The Management Agreement was most recently approved by Shareholders at a meeting held on April 27, 2001 in connection with the replacement of Metropolitan Life Insurance Company with the Manager as adviser to the Portfolio.

          The Management Agreement provides that the Manager will furnish to the Portfolio both investment management services and administrative services, though it permits the Manager to delegate its investment management services with respect to the Portfolios to a subadviser.

          Under the Management Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.75% of the first $250 million of the Portfolio's average daily net assets, 0.70% for the next $2.25 billion of such assets, 0.675% for the next $2.5 billion of such assets and 0.65% for such assets in excess of $5 billion. The aggregate management fee payable by the Portfolio during the fiscal year ended December 31, 2007 was $4,792,627, which was 0.72% of the Portfolio's average daily net assets.

          The Fund has adopted a distribution plan under Rule 12b-1 of the 1940 Act for the Portfolio's Class B and Class E shares. For the fiscal year ended December 31, 2007, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $605,918 to affiliates of the Manager pursuant to the distribution plan.

DESCRIPTION OF THE PREVIOUS SUBADVISORY AGREEMENT

          Under the Previous Subadvisory Agreement, the Manager delegated its portfolio management responsibilities for the Portfolio to Harris. The Previous Subadvisory Agreement required Harris to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Harris was authorized to take, on behalf of the Fund, all actions which it deemed necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by Harris. In connection with these services, Harris was obligated to make periodic reports to the Manager.

          Under the Previous Subadvisory Agreement for the Portfolio, the Manager paid a subadvisory fee to Harris at the annual rate of 0.45% of the first $100 million of the combined average daily net assets of the Portfolio and the Harris Oakmark Focused Value Portfolio, a series of the Fund (the "Focused Value Portfolio"), 0.40% of the next $400 million of such assets, 0.35% of the next $2 billion of such assets, 0.325% of the next $2.5 billion of such assets and 0.30% of the amount of such assets in excess of $5 billion. Under the Previous Subadvisory Agreement for the Portfolio, for the fiscal year ended December 31, 2007, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $2,384,377 to Harris.

          The Directors approved the renewal of the Previous Subadvisory Agreement to January 6, 2008 at a meeting held on November 14-15, 2007. The Shareholders generally authorized the Manager to enter into subadvisory agreements pursuant to the SEC Exemption, as described above, on May 1, 2003.

DESCRIPTION OF SUBADVISORY AGREEMENT

          The Subadvisory Agreement for the Portfolio appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the Subadvisory Agreement, but for a complete understanding of the Subadvisory Agreement you should read Appendix A.

          The Subadvisory Agreement requires MFS to manage the investment and reinvestment of the Portfolio's assets, subject to the supervision of the Directors and Manager. The Subadvisory Agreement requires that MFS do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund's prospectus and statement of additional information relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the Subadvisory Agreement generally authorizes MFS to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Subadvisory Agreement also requires MFS to make periodic reports to the Manager.

          Under the Subadvisory Agreement for the Portfolio, MFS is compensated at the annual rate of 0.35% of the first $250 million of the combined average daily net assets of the Portfolio and the MIST MFS Portfolio (the "Combined Assets"), 0.30% of the next $1 billion of such Combined Assets, 0.25% of the next $250 million of such Combined Assets and 0.20% of such Combined Assets thereafter. The Portfolio pays no fee to MFS under the Subadvisory Agreement; fees to MFS are payable solely by the Manager.

          The Subadvisory Agreement provides that it shall continue in effect for two years from the date of execution, and from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or MFS (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval.

          The Subadvisory Agreement may be amended at any time by mutual consent of the Manager and MFS, provided that, if required by law (as may be modified by any exemptions received by the Manager from the SEC, or any rules or regulations adopted by, or interpretative guidance from, the SEC), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

          The Subadvisory Agreement provides that, except as may otherwise be provided by applicable law, MFS and its officers, partners, directors, employees, affiliates and agents shall not be subject to any liability to the Manager, the Fund, the Portfolio, or the Shareholders arising out of any service rendered under the Subadvisory Agreements, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of their obligations and duties.

          The Subadvisory Agreement may be terminated at any time on sixty days' written notice to MFS, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. The Subadvisory Agreement provides that it will automatically terminate in the event of its assignment or upon the termination of the Management Agreement. The Subadvisory Agreement may also be terminated by MFS on sixty days' written notice to the Manager and the Fund, or by the Manager on sixty days' written notice to MFS.

COMPARISON OF THE PREVIOUS SUBADVISORY TO SUBADVISORY AGREEMENT

          The terms of the Subadvisory Agreement are substantially similar to the terms of the Previous Subadvisory Agreement, except for the following:

               .    references to Harris have been changed to references to MFS;

               . the subadvisory fee schedule for the Subadvisory Agreement is less than for the Previous Subadvisory Agreement and

               .    certain other minor differences.

          Under the Previous Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to Harris with respect to the Portfolio of $2,384,377 for the fiscal year ended December 31, 2007. If the Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to MFS would have been $2,125,411. The difference between such amounts is ($258,966), which represents a 10.9% decrease.

          In order that the Portfolio realize the benefit of the lower subadvisory fee, the Manager has agreed to waive its advisory fee, through April 30, 2009, by the same amount as any decrease (as compared to the Previous Subadvisory Agreement) in subadvisory fee payable to MFS as a result of the new subadvisory fee schedule contained in the Subadvisory Agreement. The Manager has therefore contractually agreed to reduce its advisory fee through April 30, 2009 for each class of the Portfolio as follows: 0.10% on the first $250 million of Combined Assets, 0.05% on the next $1 billion of Combined Assets, 0.10% on the next $250 million of Combined Assets, 0.20% on the next $1 billion of Combined Assets, 0.175% on the next $2.5 billion of Combined Assets and 0.15% on Combined Assets over $5 billion.

     III. INFORMATION ABOUT MFS

DIRECTOR REVIEW OF THE SUBADVISORY AGREEMENT WITH MFS

          In determining to approve the Subadvisory Agreement for the Portfolio, the Board of Directors, including the Independent Directors, did not identify any single factor as determinative but took into account a number of factors.

          The Directors considered the nature, extent, and quality of the services to be provided to the Portfolio by MFS. In this regard, the Directors considered presentations by Fund officers and representatives of the Manager and MFS. The Directors also reviewed materials provided by the Manager and MFS (the "Director Materials"). These presentations and the Director Materials contained information that assisted the Directors in assessing MFS's organizational structure, personnel, investment capacity, investment process and regulatory/compliance capabilities and record, as well as MFS's investment philosophy, performance record and trade execution capabilities. It was noted that MFS has substantial experience in managing the investments similar to those in which the Portfolio invests. In this regard, the Directors considered comparisons of the performance of several key institutional mutual funds managed by MFS that utilize the same investment style and invest in similar securities to those in which the Portfolio invests, including information prepared by Morningstar rating such funds and ranking their performance against peer groups of funds. The Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided to the Portfolio by MFS.

     The Directors considered the subadvisory fee to be paid by the Manager to MFS and the total expenses of the Portfolio. The Directors reviewed presentations by Fund officers and comparative information on fees paid and expenses incurred by similar funds in the Lipper Report. In particular, the Directors considered the fact that the subadvisory fee schedule for MFS set forth in the Subadvisory Agreement is lower than the fee schedule in the Previous Subadvisory Agreement and that the Manager had agreed to reduce its advisory fee, through a contractual fee waiver, by an amount corresponding to such savings. The Directors concluded that the subadvisory fees to be paid to MFS were reasonable and the result of arm's-length negotiations. Because it was not possible to determine the profitability that MFS might achieve with respect to the Portfolio, the Directors did not make any conclusions regarding MFS's profitability.

          The Directors considered the extent to which economies of scale may be realized if the Portfolio grew and whether fee levels reflect these possible economies of scale for the benefit of shareholders in the Portfolio. In this regard, the Directors primarily considered the breakpoints in the Portfolio's advisory and subadvisory fee schedules and how possible benefits from economies of scale may be realized by the various parties. The Directors also reviewed comparative breakpoint information of similar funds in a report prepared by Lipper Inc. The Directors concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio. The Directors also took into account MFS's substantial experience and reputation as a manager of equity investments, along with the prominence of the MFS name in the marketplace for investment advice, and concluded that this might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio, although such growth cannot be assured.

          The Directors also considered comparisons of the services to be rendered and, as noted above, the amount to be paid, under the Subadvisory Agreement with that under the Previous Subadvisory Agreement. In this regard, the Directors in particular noted that, other than certain differences, as described above under "Comparison of Previous Subadvisory and Subadvisory Agreement," the Subadvisory Agreement is substantially similar to the Previous Subadvisory Agreement, and contains a lower subadvisory fee schedule.

          In addition, the Directors considered MFS's policies with respect to obtaining benefits from their use of the Portfolio's brokerage commissions to obtain research that could be used for MFS's other clients (as described below under "Portfolio Transactions and Brokerage"), and the Directors concluded that MFS's policies were reasonable.

          In addition to these factors, the Board also considered as relevant:

     . the experience, investment style and investment performance history of MFS as portfolio manager;

     . the expected transition costs of the change of subadviser and the fact that the Manager had agreed to pay a portion of those costs;

     . the impact of the Merger on the Portfolio, including any potential costs savings;

     . that the existing Subadvisory Agreement with Harris for the Focused Value Portfolio contained a

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          subadvisory fee schedule based on the combined average daily net assets for the Portfolio and the Focused Value Portfolio and that, as a result of the subadviser change for the Portfolio, the subadvisory fees for the Focused Value Portfolio may increase slightly; and

     . that the Manager's voluntary advisory fee waiver currently in effect with respect to the Focused Value Portfolio would be discontinued following the subadviser change and that, as a result, the advisory fees for the Focused Value Portfolio may increase slightly.

          Based on their evaluation of these factors described above, and assisted by independent counsel, the Directors, including the Independent Directors, concluded it was appropriate and desirable for MFS to assume subadvisory responsibilities for the Portfolio and thus approved the Subadvisory Agreement.

INVESTMENT STYLE

          The investment objective of the Portfolio is changed from "long-term capital appreciation" to "capital appreciation and reasonable income."

          Under normal market conditions MFS will invest at least 80% of the Portfolio's assets in equity securities of large capitalization US companies. You will receive 60 days' prior notice if this 80% minimum is going to change. MFS focuses on investing the Portfolio's assets in the stock of companies that it believes are undervalued compared to their perceived worth ("value" companies). Value companies generally produce income and tend to have stock prices that are low relative to their earnings, dividends, assets, or other financial measures. The Portfolio may invest in foreign securities.

          MFS may use derivatives for different purposes, including to earn income and enhance returns, to increase or decrease exposure to a particular market, to manage or adjust the risk profile of the Portfolio, or as alternatives to direct investments.

          MFS uses a bottom-up approach in buying and selling investments for the Portfolio. Investments are selected primarily based on fundamental analysis of issuers and their potential in light of their current financial condition and industry position, and market, economic, political and regulatory conditions. Factors considered may include analysis of earnings, cash flows, competitive position and management ability. Quantitative analysis of these and other factors may also be considered.

          The Portfolio may use derivatives to "hedge" or protect its assets from an unfavorable shift in securities prices or interest rates, to maintain exposure to the broad equity markets or to enhance return. The Portfolio may also use derivatives to attempt to avoid the risk of an unfavorable shift in currency rates. In so doing, the Portfolio will also give up the opportunity for gain from a favorable shift in currency rates.

          These derivatives, even when used to manage risk, are themselves subject to risks, and therefore may not serve their intended purpose. If the price of a derivative moves in unexpected ways in relation to the security or index on which the derivative is based, the Portfolio could lose more money than if it had invested directly in the underlying security. This added volatility increases the risk of these investments. In addition, the Portfolio may not be able to terminate or sell derivatives under some market conditions, which could result in substantial losses. Derivatives involve credit risk if the other party to the derivative should fail to meet its obligations to the Portfolio.

PORTFOLIO TRANSACTION AND BROKERAGE

          Under the Subadvisory Agreement, MFS is responsible for the execution of the Portfolio's transactions. MFS places all orders for the purchase and the sale of Portfolio investments with brokers or dealers selected by them in their discretion. Transactions on stock exchanges and other agency transactions involve the payment by the Portfolio of brokerage commissions. There is generally no stated commission in the case of securities, such as U.S. Government securities, traded in the over-the-counter markets, but the price paid by each Portfolio usually includes an implicit dealer commission or markup. In selecting brokers or dealers, MFS must seek the most favorable price (including the applicable dealer spread) and execution for such transactions. The Portfolio may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of the Portfolio, MFS will also take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's or dealer's facilities and any risk assumed by the executing broker or dealer. In the over-the-counter market, MFS generally will deal with responsible primary market makers unless a more favorable execution can otherwise be obtained.

          It is the current policy of MFS that it may give consideration to research, statistical and other non-execution services (except as described below) furnished by brokers or dealers to MFS in selecting broker dealers to execute Portfolio transactions (commonly known as "soft dollar" commission arrangements). MFS may receive research or statistical information from brokers or dealers with whom it executes trades.

          MFS generally has the authority to select "affiliated" brokers, as that term is defined in the 1940 Act, as broker for agency transactions in listed and over-the-counter securities at commission rates and under circumstances consistent with the policy of best execution. MFS does not currently engage in Portfolio transactions with affiliated brokers.

          The Portfolio may not buy securities from, or sell securities to, MFS or its affiliated persons as principal, except as permitted by the rules and regulations of the SEC. Subject to certain conditions, the Portfolio may purchase securities that are offered in underwritings in which an affiliate of MFS is a participant, although the Portfolio may not make such purchases directly from such affiliate.

          Investment decisions for the Portfolio are made independently from those of other funds and accounts advised by MFS. However, the same security may be held in more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in larger volume transactions may produce better executions and prices. Depending on investment objectives, applicable law, governing documents, current holdings, cash availability and other factors, MFS may sell or recommend the sale of a particular security for certain accounts and buy or recommend the purchase of such security for other accounts, and accordingly, transactions for the Portfolio may not be consistent with transactions in other accounts or with MFS's investment recommendations.

MFS OPERATIONS

          MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holding, Inc., which in turn is an indirect wholly owned subsidiary of Sun Life Financial, Inc., a diversified financial services organization. As of [December 31, 2007, MFS had assets under management of approximately $xx billion.]

          MFS act as investment adviser or subadviser to the funds listed in the table below that have similar investment objectives to that of the Portfolio. MFS does not waive or reduce their compensation for any fund shown in the table as of December 31, 2007.

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
                                            Net Assets as
                                             of December                 Annual Fee Rate
                                              31, 2007                 as a Percentage of                Relationship
Fund                                         (Millions)               Average Annual Assets         (Adviser or Subadviser)
-----------------------------------------   -------------   -------------------------------------   -----------------------
MFS Value Fund                                  $10,523.3   0.60% up to $7.5 billion;               Adviser
                                                            0.53% on next $2.5 billion;
                                                            0.50% on next $2.5 billion;
                                                            0.45% in excess of $12.5 billion

MFS Variable Insurance Trust-Value Series          $588.2   0.75% up to $1.0 billion;               Adviser
                                                            0.65% thereafter

MFS Institutional Large Cap Value Fund              $53.3   0.55% of average daily net assets       Adviser

MFS Variable Insurance Trust II-MFS                $409.6   0.75% up to $1.0 billion;               Adviser
Value Portfolio                                             0.65% thereafter

Delaware Management Large Cap Value Fund           $489.9   0.45% up to  $100 million;              Subadviser
                                                            0.35% on next $150 million;
                                                            0.325% in excess of $250 million

AXA Premier VIP Large Cap Value Portfolio          $670.0   0.40% up to $300 million;               Subadviser
                                                            0.375% on next $300 million;
                                                            0.35% in excess of $600 million

Lincoln Financial Value Portfolio                  $313.4   0.40% up to $250 million;               Subadviser
                                                            0.35% on next $250 million;
                                                            0.325% over $500 million

MIST MFS Portfolio                                 $143.1   Combined assets of MIST MFS Portfolio   Subadviser
                                            (for MIST MFS   and the Portfolio:
                                               Portfolio)   0.35% up to $250 million;
                                                            0.30% on next $1.0 billion;
                                                            0.25% on next $250 million;
                                                            0.20% in excess of $1.5 billion

          The principal executive officers and directors of MFS and their principal occupations are set forth below. The mailing address of each such person (other than Messrs. Stewart, Bogart and Dougherty) is 500 Boylston Street, Boston, MA 02116. The mailing address of Messrs. Stewart, Bogart and Dougherty is 150 King Street West, Toronto, Ontario, M5H 1J9.

Name                 Principal Occupation
------------------   -----------------------------------------------------------
Robert C. Pozen      Chairman, Director and Chairman of the Board of MFS
Robert J. Manning    Director, Chief Executive Officer, Chief Investment Officer
                     and President of MFS
Donald A. Stewart    Director of MFS; Chief Executive Officer, Sun Life
                     Financial, Inc.
Thomas A. Bogart     Director of MFS; Executive Vice President and General
                     Counsel of Sun Life Financial, Inc.
Kevin Dougherty      Director of MFS; President, Sun Life Financial Canada
Martin E. Beaulieu   Executive Vice President and Director of Global
                     Distribution of MFS
Robin A. Stelmach    Executive Vice President and Chief Operating Officer of MFS
Maria F. Dwyer       Executive Vice President, Chief Regulatory Officer and
                     Chief Compliance Officer of MFS

Paul T. Kirwan       Executive Vice President, Chief Financial Officer and
                     Treasurer of MFS
Mark N. Polebaum     Executive Vice President, General Counsel and Secretary of
                     MFS
David A. Antonelli   Executive Vice President, Chief Investment Officer -
                     Non-U.S. and Global Equity Investments and Co-Director of
                     Global Research of MFS
Michael W. Roberge   Executive Vice President, Chief Investment Officer - U.S.
                     Investments and Co-Director of Global Research of MFS

IV.  OTHER INFORMATION

INFORMATION ABOUT THE MANAGER

          The Manager is a Delaware limited liability company. New England Life Insurance Company ("New England") owns all of the voting interest in the Manager. New England is a wholly owned subsidiary of MetLife Insurance Company ("MetLife"), which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board, Chief Executive Officer and President of the Manager is Elizabeth M. Forget. Ms. Forget, John F. Guthrie, Jr. and Alan C. Leland, Jr. are the Manager's directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife. Mr. Guthrie is a Senior Vice President of the Fund and Vice President of New England, and his principal occupation is Senior Vice President of the Manager. Mr. Leland is a Senior Vice President of the Fund and of New England, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of the Manager, New England, Ms. Forget and Messrs. Guthrie and Leland is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife and MetLife, Inc. is 200 Park Avenue, New York, New York 10166.

INFORMATION ABOUT THE FUND

          Copies of the annual report of the Fund for the fiscal year ended December 31, 2007 may be obtained without charge by calling (800) 638-7732 or by writing to Thomas M. Lenz, Metropolitan Series Fund, Inc., c/o MetLife Advisers, LLC at 501 Boylston Street, Boston, Massachusetts 02116.

OWNERSHIP OF SHARES

          Shares of the Portfolio are available for purchase only by separate accounts established by MetLife and its insurance company affiliates (collectively, the "Insurance Companies"). The Fund serves as the investment vehicle for variable insurance, variable annuity and group annuity products of the Insurance Companies. Shares of the Portfolios are not offered for direct purchase by the investing public. Each Class A, Class B and Class E Share of the Portfolio is entitled to one vote. The number of shares of beneficial interest of the Portfolio issued and outstanding as of the Record Date was as follows:

Class A   xxx
Class B   xxx
Class E   xxx

BENEFICIAL OWNERSHIP

          To the extent known by the Fund, there are no persons owning contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of any class of the voting securities of the Portfolios.

          The officers and Directors of the Fund owned less than 1% of the outstanding shares of any class of the Portfolios on the Record Date.

PRINCIPAL UNDERWRITER

          MetLife Investors Distribution Company, Inc., located at 200 Park Ave., NY, NY 10106, is the Fund's principal underwriter.

                                   APPENDIX A

                             SUB-ADVISORY AGREEMENT

                               MFS VALUE PORTFOLIO

          This Sub-Advisory Agreement (this "Agreement") is entered into as of January 7th, 2008 by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), Massachusetts Financial Services Company, a Delaware corporation (the "Sub-Adviser").

          WHEREAS, the Manager has entered into an Advisory Agreement dated as of May 1, 2003 (the "Advisory Agreement") with Metropolitan Series Fund, Inc. (the "Fund"), pursuant to which the Manager provides portfolio management and administrative services to the MFS Value Portfolio (the "Portfolio");

          WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

          WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

1.   Sub-Advisory Services.
     ---------------------

          a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Portfolio. Subject to paragraph 1.g. below, the Sub-Adviser shall manage the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund's prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio (the "Prospectus"), (2) any additional policies or guidelines established by the Manager or by the Fund's Directors that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code) and "segregated asset accounts" (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act"), the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission ("SEC") ("SEC Positions"); provided, however, that the Manager agrees to inform the Sub-Adviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make ("Insurance Restrictions"), and to inform the Sub-Adviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

          b. The Sub-Adviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. Subject to Section 1(g) of this Agreement, the Sub-Adviser shall as a part of complete portfolio compliance testing program, perform quarterly diversification testing under section 817(h) of the Code. The Sub-Adviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that the corrections were made within 30 days of the end of the calendar quarter. The Sub-Adviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested to the Directors of the Fund pursuant to Section 15(c) of the 1940 Act.

          c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

          d. The Sub-Adviser will consult with and assist the Portfolio's pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may be deemed illiquid for purposes of the 1940 Act and for which market quotations are not readily available.

          e. Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

          f. The Manager shall provide the Sub-Adviser with a list of entities with which the Sub-Adviser is restricted from engaging in transactions on behalf of the Portfolio. The

Sub-Adviser shall be responsible for complying with this restricted list and any changes thereto 10 business days after its receipt.

          g. The Manager acknowledges that the Sub-Adviser is not the compliance agent for the Portfolio and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. However, the Sub-Adviser shall perform compliance testing with respect to the Portfolio based upon information in its possession and upon written instructions, if any, received from the Manager or the Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions.

          h. The Sub-Adviser shall be responsible for commercially reasonable expenses relating to the printing and mailing of any prospectus supplement required by the actions taken by the Sub-Adviser, including but not limited to, portfolio manager changes, disclosure changes requested by the Sub-Adviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus, where such disclosures are required under applicable law to be distributed to existing annuity contract holders and life policy holders that are invested in the Portfolio. The Manager agrees to provide a detailed invoice of such expenses not later than six months after the expenses are incurred, and the Sub-Adviser shall pay the amounts of such expenses with 60 days of receipt of such invoice from the Manager.

          i. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other Sub-Adviser to the Portfolio or any Sub-Adviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

          j. With respect to those activities for which it performs for or on behalf of the Portfolio, the Sub-Adviser represents, warrants and agrees that the Sub-Adviser has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Sub-Adviser, and its supervisory persons, and, to the extent the activities of the Sub-Adviser could affect the Fund, by the Fund, of "federal securities laws" as defined in Rule 38a-1 under the 1940 Act), and that the Sub-Adviser has provided the Fund with true and complete copies of such policies and procedures (or summaries thereof) of the Sub-Adviser and related information requested by the Fund. The Sub-Adviser agrees to cooperate with periodic reviews by the Fund's compliance personnel of the Sub-Adviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Fund from time to time such additional information and certifications in respect of policies and procedures of the Sub-Adviser, compliance personnel may reasonably request. The Sub-Adviser agrees to promptly notify the Manager of any compliance violations detected by the Sub-Adviser that affect the Portfolio.

          2. Obligations of the Manager.
             --------------------------

          a. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

          b. The Manager has furnished the Sub-Adviser a copy of the Prospectus and statement of additional information of the Portfolio and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Sub-Adviser shall not be responsible for managing the Portfolio in accordance with changes reflected in any such revision or supplement until the Sub-Adviser has received such revision or supplement. The Manager agrees to furnish the Sub-Adviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio which are provided to the Portfolio's shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the
        ---------
Portfolio's agreement with the custodian designated to hold the assets of the Portfolio (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Portfolio shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall provide timely instructions directly to the Fund's custodian, in the manner and form as required by the Fund's custodian agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio's assets. The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Portfolio shall be delivered directly to the Custodian.

     4. Proprietary Rights. The Manager agrees and acknowledges that the
        ------------------
Sub-Adviser is the sole owner of the name and mark "MFS". Without the prior review and approval of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Fund not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Portfolio. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Portfolio to cease, all use of the "MFS" mark as soon as reasonably practicable.

     5. Expenses. Except for expenses specifically assumed or agreed to be paid
        --------
by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

     6. Purchase and Sale of Assets. Absent instructions from the Manager to the
        ---------------------------
contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 (or any successor regulations) under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received.

     7. Compensation of the Sub-Adviser. As full compensation for all services
        -------------------------------
rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.35% of the first $250 million of the combined average net assets of the Portfolio and the MFS Value Portfolio, as series of the Met Investors Series Trust, (the "Combined Assets") during the Portfolio's then current fiscal year, 0.30% of the next $1 billion of such Combined Assets, 0.25% of the next $250 million of such Combined Assets and 0.20% of such Combined Assets thereafter. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Sub-Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund, however, any such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

     8. Non-Exclusivity. The Manager and the Portfolio agree that the services
        ---------------
of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Portfolio recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. The Sub-Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Sub-Adviser receives the express agreement and consent of the Manager and/or the Fund's Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Sub-Adviser shall act as the Manager's and the Fund's agent and attorney-in-fact.

     9. Liability. Except as may otherwise be provided by the 1940 Act or other
        ---------
federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties. The Manager shall hold harmless and indemnify the Indemnified Parties against any loss, liability, cost, damage, or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Portfolio that is not based on the obligations of the Sub-Adviser with respect to the Portfolio under this Agreement. The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

     10. Effective Date and Termination. This Agreement shall become effective
         ------------------------------
as of the date of its execution, and

          a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager, the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

          b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

          c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

          d. this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days' written notice to the Sub-Adviser; and

          e. if the Sub-Adviser requires the Portfolio to change its name so as to eliminate all references to the word "MFS" then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

     11. Amendment. This Agreement may be amended at any time by mutual consent
         ---------
of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     12. Certain Definitions. For the purpose of this Agreement, the terms "vote
         -------------------
of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     13. General.
         -------

          a. The Sub-Adviser may perform its services through any of its employees, officers or agents, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

          b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

          c. This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

                                        METLIFE ADVISERS, LLC


                                             By:
                                                 -------------------------------
                                                 John F. Guthrie, Jr.
                                                 Senior Vice President


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------